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                                                                   EXHIBIT 10.36


                          [COMDISCO, INC. LETTERHEAD]


December 5, 1997


Ms. Lauri R. Harker
Treasurer
Nexstar Pharmaceuticals, Inc.
2860 Wilderness Place
Boulder, CO 80301


RE: Equipment subject to Equipment Schedule No. 17SL24604-Eg-01 (the "Equipment") to the Master Lease Agreement dated as of June 29, 1994 between Vestar Incorporated ("Lessee") and Comdisco, Inc. ("Lessor")(the "Lease").

Dear: Ms. Harker:

Comdisco is pleased to offer the following proposal for mid-term extension of the above referenced Lease:

OPTION #1

PROPOSED TERMS: Extend the Lease for the Equipment effective January 1, 1998. The new monthly payment is $139,895.00 to be paid in advance for 45 months. At end of lease extension, equipment will have a fair market value cap not to exceed 20% of original equipment cost.

OPTION #2

PROPOSED TERMS: Extend the Lease for the Equipment effective January 1, 1998. The new monthly payment is $122,189.00 to be paid in advance for 57 months. At end of lease extension, equipment will have a fair market value cap not to exceed 10.5% of original equipment cost.


EQUIPMENT DESCRIPTION: Various Pharmaceutical Manufacturing Equipment


This proposal is subject to: i) Lessee being current on any and all amounts payable under the Lease through December 31, 1997; ii) Lessee being liable for any and all taxes applicable to the proposed transaction; and iii) all other terms and conditions of the Lease to remain the same.

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Please indicate your acceptance of this proposal by signing below and returning this document to my attention on or before December 19, 1997.

Please call me if you have any questions.

Very truly yours,

COMDISCO, INC.                          ACCEPTED AND AGREED:


/s/ ALAN LUSTIGSON                      Option # 2

Alan Lustigson                          By: /s/ MICHAEL E. HART
Portfolio Manager                          -----------------------------

                                        Title: VP and CFO
                                              --------------------------

cc: A. Mitzen                           Date:  12/5/97
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